Exhibit 1.11.1

CONFIDENTIAL                                               AS OF [March 1, 2000]

                                  MERRILL LYNCH
                               DEFINED ASSET FUNDS

                                 CODE OF ETHICS


Section 1 - Purpose of the Code of Ethics

      This Code of Ethics ("Code") is intended to provide guidance to the management and employees of the Defined Asset Funds unit ("DF") of Merrill Lynch, Pierce, Fenner & Smith, Incorporated ("Firm") as to the minimum standards of conduct in personal securities transactions that are consistent with the Firm's responsibilities to its clients and the unitholders in the unit investment trusts or advisory accounts ("Trusts") sponsored or advised by the Firm, and to provide assurance that those persons are in a position to act in the best interests of clients and the unitholders of the Trusts. The Code is administered by DF Legal.

      The management and employees of DF have a duty to put the interests of the Trusts' unitholders first, ahead of any personal interests in investing and trading in securities. This Code is intended to ensure that personal trading be conducted consistent with the Code and in such a manner as to avoid any actual or potential conflicts of interest. Management and employees of DF have a fundamental duty not to take inappropriate advantage of their positions of trust and responsibility. Accordingly, all personal securities transactions of management and employees of DF must comply with the requirements of this Code, or risk the imposition of sanctions as set forth in Section 12 below. Furthermore, all personal trading should avoid even the appearance of a conflict of interest with the Firm's clients or the Trusts' unitholders.

      This Code is not intended to discourage personal securities investments or sound personal investment programs on the part of persons who are subject to the Code. The purpose of the Code is to provide guidance to ensure that personal investing is consistent with the interests of our unitholders. The Code must be read in conjunction with all of the Firm's policies relating to business conduct, including prohibitions against trading on inside information generally,

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communicating inside information to others (including by e-mail) and as set forth in the Merrill Lynch Defined Asset Funds Ethical Wall Policy.

      As more fully described below, this Code contains two general prohibitions of personal securities transactions:

      (a) Trading in a security during a period when DF is considering a recommendation or making a decision to purchase or sell any of that security for the account of a Trust and for a period of time after the Trust's purchase. Your trading at this time could take advantage of, avoid possible short-run market effects of, or have a negative effect on, the Trust's securities transactions and be inconsistent with Firm policy.

      (b) Trading on the basis of material nonpublic information, or communicating this information to others who trade on the basis of such information ("tipping"). These trading or tipping practices are abusive of the securities markets, violates Federal and State law, and is a serious concern to market regulators and enforcement authorities. This activity is in direct contravention of Firm policy.

      A person covered by the requirements of this Code violates the Code if they engage in these prohibited transactions directly or indirectly, such as through a partnership, personal holding company or trust account over which such person has investment control or in which the person holds a beneficial interest, or if any member of the person's immediate family sharing the same residence engages in the described transactions. This Code also applies to transactions in derivative securities, such as options or futures, and unit investment trusts and mutual funds sponsored by the Firm as well.

      Employees are required to have a reasonable understanding of and comply with the policies of the Firm that are designed to ensure compliance with applicable Federal and state laws, and rules of the Securities and Exchange Commission and various self-regulatory organizations which may govern employees' activities. Any person encountering evidence of activity that may violate applicable statutes or regulations or provisions of this Code should


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

promptly report such evidence to the DF Compliance Director. Each person should be sensitive not only to actual conflicts but also to the appearance of conflicts. Conduct that violates this Code can harm not only the person involved, but also the Firm's clients and the reputation of the Firm. Violations of the Code may result in sanctions, including dismissal, and could involve personal civil or criminal liability.

      Each employee and management person of DF will be given a copy of the Code when he or she commences employment and annually thereafter, and each time will be asked to sign a statement that he or she has received and read the Code, and that he or she agrees to report all personal securities transactions as may be required in this Code and as may be required by Firm policies. Any employee who has any questions regarding any aspect of this Code or, whether a proposed act or transaction involves a conflict of interest or material nonpublic information, should speak to the Compliance Director. In addition, employees may report any unethical behavior on a confidential basis through the HOTLINE established by the Firm's General Counsel's Office. The hotline number is (800) 338-8954 . In New York State or outside the United States, the hotline can be reached at (212) 449-9590.

Section 2 - Federal Securities Law Standards

      Rule 17j-1 under the Investment Company Act of 1940 ("Investment Company Act") makes it unlawful for any affiliated person of any Trust sponsored by the Firm (or any other registered investment company) or of any principal underwriter for any such Trust in connection with that person's purchase or sale, directly or indirectly, of securities that are "held or to be acquired" (as defined in Section 3(i)) by any Trust:

      (a)   To employ any device, scheme, or artifice to defraud any Trust;

      (b) To make to any Trust any untrue statement of a material fact or omit to state to any Trust such a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;


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      (c)   To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on any Trust; or

      (d)   To engage in any manipulative practices with respect to any Trust.

The Rule requires that the Trusts and each sponsor of the Trusts (i) adopt a written code of ethics containing provisions reasonably necessary to prevent certain persons (known as "Access Persons" -- defined in Section 3(a), below) from engaging in any of the unlawful activities described above, and (ii) use reasonable diligence and institute procedures necessary to prevent violations of such code.

Section 3 - Definitions

      (a) Any person described in (1) or (2), below, must comply with all provisions of this Code that apply to "Access Persons." Any person described in (1) also must comply with all provisions in this Code that apply to "Investment Personnel" (formerly "Decision Making Access Persons"). DF Legal will notify each person who is considered to be an Access Person or an Investment Person.

            (1) The term "Investment Person" (or "Investment Personnel") includes: (i) any employee of DF or of any company controlling DF who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase, sale or holding of a security by or for the account of any Trust or any accumulation account for any Trust, and (ii) any natural person who controls DF and who obtains information concerning recommendations made to any Trust regarding the purchase, sale or holding of a security by or for the account of any Trust or any accumulation account for any Trust.


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

            (2) The term "Access Person" includes any person who falls within the definition of an "Investment Person" in paragraph (1), above, and also (i) any employee of DF or of any company controlling DF who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a security by any Trust or any accumulation account for any Trust, or whose functions or duties related to the making of any recommendations with respect to the purchases or sales and
                  (ii) any natural person who controls DF who obtains information concerning recommendations made to any Trust regarding the purchase, sale or holding of a security by or for the account of any Trust or any accumulation account for any Trust.

      (b) A security is "being considered for purchase, sale or holding" when a recommendation to purchase, sell or hold a security has been made or communicated and, with respect to the person making the recommendation, when that person seriously considers making such a recommendation.

      (c) "Beneficial ownership" of, or "beneficial interest" in, a security shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, except that it shall apply to all securities which an Access Person has or acquires. This means that an Access Person should consider himself or herself to be the beneficial owner of any securities in which he or she has a direct or indirect pecuniary interest. In addition, an Access Person should consider himself or herself the beneficial owner of securities held by his or her spouse, minor children, any relative living in the same household, or any other person by reason of any contract, arrangement, or understanding that provides him or her with sole or shared voting or investment power.


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

      (d) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act. Section 2(a)(9) provides that "control" "means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company." Ownership by any person other than a natural person of 25% or more of a company's voting securities is presumed to give the holder of those securities control of the company. A person who owns less than 25% of the voting securities of a company is presumed not to control the company. Either of these two presumptions may be overcome by the facts and circumstances of the particular situation. For purposes of this definition, control of a company includes control of (1) a corporation, partnership, association, joint-stock company, trust, fund, any organized group of persons, whether incorporated or not;
            (2) a receiver, trustee in a case under title 11 of the United States Code or similar official, or any liquidating agent for any of the foregoing, in his capacity as such; or (3) an account that invests in securities.

      (e) "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 (other than securities issued by an open-end management company or units issued by a unit investment trust registered under the Investment Company Act of 1940), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

      (f) "Private Placement" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

      (g) "Purchase" or "sale" of a security includes, among other things, (i) the buying or writing of an option to purchase or sell a security, or (ii) an indirect purchase or sale by a person through a partnership, personal holding company or trust account


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

            over which such person has investment control or holds a beneficial interest, or by any member of the person's immediate family sharing the same residence.

      (h) "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that (i) it shall also include any instrument commonly known as a derivative (including, but not limited to, any forward contract, future, swap, or option), and (ii) other than for purposes of pre-clearing securities issued in an Initial Public Offering or a Private Placement, it shall not include securities that are direct obligations of the U.S. Government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments and shares of open-end investment companies.

      (i) "Security Held or to be Acquired" means (i) any security which, within the most recent 15 days, (A) is or has been held by a Trust or (B) is being or has been considered for purchase on behalf of a Trust, and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a security which, within the most recent 15 days, (A) is or has been held by a Trust or (B) is being or has been considered for purchase on behalf of a Trust.

      (j) "Trusts" means the unit investment trusts sponsored or underwritten by Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Section 4 - Exempted Transactions

      The requirements of Section 5 of this Code, except for the requirement to pre-clear securities issued in an Initial Public Offering or a Private Placement, shall not apply to:

      (a) A purchase or sale of securities effected in any account over which the Access Person has no direct or indirect influence, control, or beneficial interest.


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

      (b) A purchase or sale of securities which are not eligible for purchase or sale by any of the Trusts.

      (c) A purchase or sale of securities which is non-volitional on the part of the Access Person (for example, a purchase or sale effected by an investment manager for a pension or retirement plan, other than an individual retirement account, in which an Access Person is a beneficiary)(d) A purchase of securities which is made through an automatic dividend reinvestment plan.

      (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent those rights were acquired from such issuer, and sales of such rights so acquired.

      (f)   A purchase or sale of securities issued by an open-end mutual fund.

      (g) A purchase or sale of securities issued by any Defined Government Securities Income Funds.

      (h) A purchase or sale of securities that are direct obligations of the U.S. government.

      (i) A purchase or sale of bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments.

      (j) A purchase or sale of securities issued by any unit investment trust with 50 or more securities as of the initial date of deposit, including the S&P 500, Midcap and Defined Technology Series.

      (k) Transactions occurring in the process of rolling over a Select Series Trust into the successor Series, resulting in a sale and a related purchase of Trust units.


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

      (l) Crossover (e.g. Dow to International) and regular (e.g. Dow to Dow) rollover transactions in the Select Series.

      (m) Subsequent reinvestments in an AIPS account; initial investment is not exempt.

      (n) A purchase or sale of a security issued by any unit investment trust, including all RIC and grantor trusts, in which the underlying securities are traded on a national securities exchange, unless the Trust is a "Hot Issue". A "Hot Issue" is defined as a newly issued stock that is in great public demand. Hot Issues typically increase rapidly in price during their initial offering, since the demand exceeds the supply of shares.

Section 5 - Procedures Relating to Securities Transactions

      (a) All officers and employees of DF are reminded that it is the Firm's policy that their securities accounts must generally be maintained at the Firm. See --- Policy Manual Section 2.01.4.

      (b) The following procedures apply to every Access Person, including every Investment Person.

            (1) Every Access Person must pre-clear each personal securities transaction, including any acquisition of securities issued in an Initial Public Offering or a Private Placement, by contacting the Compliance Director by telephone, electronic mail, in person, or by other means. Preclearance is valid only on the day it is given. If an Access Person obtains preclearance of a transaction, but waits until the next day to trade, the Access Person must pre-clear the trade again. As described in Section 6(a), below, after an Access Person has effected a trade, the Access Person must file the Transactions Required To Be Reported Under The Code Of Ethics


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

                  ("Transaction Form") form with the Compliance Director describing the transaction. A copy of the Transaction Form is attached.

            (2) Every Access Person who owns, directly or indirectly, securities obtained in a Private Placement must notify the Compliance Director in writing prior to participating in a Trust's subsequent consideration of an investment in that issuer. The Trust's decision to invest in that issuer will be subject to an independent review by DF investment persons who do not have any personal interest in the issuer.

            (3) No Access Person may purchase any security (i) seven calendar days prior to and seven calendar days after the purchase of the same security for initial deposit in any Trust or (ii) at a time when he or she knows that the same security is being considered for purchase by any Trust or any accumulation account for any Trust.

            (4) No Access Person may sell any security (i) seven calendar days prior to and seven calendar days after the sale of the same security as a result of a 22 Meeting and the termination or rollover of any Trust, or (ii) at a time when he or she knows that the same security is being considered for sale by any Trust or any accumulation account for any Trust.

            (5) For accounts that are not maintained at the Firm, every Access Person must instruct his or her broker to send to the Compliance Director (i) duplicate copies of confirmations of that Access Person's personal securities transactions and (ii) copies of all periodic account statements relating to that Access Person's securities accounts within ten days of the end of each calendar quarter.(1)

----------
(1) The Compliance Director receives daily reports of activity in employee accounts maintained at the Firm. The Compliance Director also receives copies of monthly account statements for employee accounts maintained at the Firm.


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

      (c) Investment Personnel must observe the following procedures, in addition to the procedures described, above, in Section 5(b):

            (1) An Investment Person must notify the Compliance Director in writing of any intended purchase by any Trust or any accumulation account for any Trust of a security which that Investment Person beneficially owns.

            (2) After a Trust has purchased a security for initial deposit that an Investment Person also beneficially owns, the Investment Person may not sell that security until seven calendar days after the Trust's purchase of that security, unless the Investment Person demonstrates to the satisfaction of the Compliance Director a bona fide reason why such seven calendar day period should be waived. Examples of such bona fide reasons would be unexpected personal hardship occasioning a need for funds or special year-end tax considerations. A change in the Investment Person's investment objectives or special new investment opportunities do not constitute acceptable reasons for a waiver.

            (3) After a Trust has sold a security as a result of a 22 Meeting or the Trust's termination or rollover that a Investment Personnel also beneficially owns, the Investment Person may not purchase that security within seven calendar days unless such Investment Person obtains preclearance approval by notifying the Compliance Director in writing of his or her intended purchase.

Section 6 - Reporting and Monitoring


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

      (a) Access Person Transaction Reports. Every Access Person shall report to the Compliance Director the information described in Section 6(d)(1) of this Code, below, in the Transaction Form attached to this Code, relating to transactions in any security of which that Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security. Transaction Forms are not required for those exempted transactions, as described above in Section 4. The Compliance Director will retain a copy of each Transaction Form. In addition, for each approval granted to an Investment Person to acquire securities issued in an Initial Public Offering or a Private Placement, the compliance Director will make and retain a written record of the reasons for granting the approval.

      (b)   Initial and Annual Reports.

            (1) Non-Access Person Employees. Each non-Access Person employee shall complete, at the time they commence employment with DF and at least once annually thereafter, the Employee Personal Securities Accounts Report, as attached, concerning their securities holdings and provide this information to the Compliance Director.

            (2) DF Access Persons. Each Access Person shall complete and submit to the Compliance Director, within 10 days of becoming an Access Person and by each January 30 thereafter, the Access Person Personal Securities Holdings Report, which must include the following information:

                  (i) The title, number of shares and principal amount of each security in which the Access Person has any direct or indirect beneficial interest;


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

                  (ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

                  (iii) The date the report is submitted by the Access Person.

                  In lieu of providing the required details about securities holdings, Access Persons may confirm in writing the accuracy of information maintained by the Compliance Director, as explained more fully on the Access Person Personal Securities Holdings Report.

      (c) Access Person Quarterly Transaction Reports. In addition to preclearing securities transactions and submitting initial and annual holdings reports, each Access Person must also file with the Compliance Director on a quarterly basis a report describing every securities transaction that occurred during the quarter in any account that is not maintained with the Firm and in which the Access Person had any direct or indirect beneficial ownership. Each report must be filed within ten days after March 31, June 30, September 30 and December 31 of each year.

            (1) Securities Transactions. Each report must contain the following information with respect to each securities transactions during the quarter:

                  (i) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares or units, or the principal amount of each security involved;

                  (ii) The nature of the transaction (e.g., purchase, sale or any other type of acquisition or disposition);

                  (iii) The price at which the transaction was effected; and


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

                  (iv) The name of the broker, dealer or bank with or through whom the transaction was effected.

                  Alternatively, this requirement can be satisfied by providing DF Legal with quarterly statements of any account that is not maintained with the Firm, if provided within the required 10 day period.

            (2) Brokerage Accounts. Each report must also disclose, for any securities account established by the Access Person during the quarter, the name of the broker, dealer or bank with whom the Access Person established the account and the date the account was established.

            (3) Date of Submission. All quarterly transaction reports must state the date submitted to DF Legal.

      (e) Identification of Access Persons. DF Legal must identify all Access Persons who are under a duty to make reports and inform them of such duty.

      (f) Review of Initial, Quarterly and Annual Reports. The Compliance Director or a designated person is responsible for reviewing each initial, quarterly and annual Access Person report.

Section 7 - Gifts

      All officers and employees of DF are reminded that they are subject to the Firm's policies regarding the acceptance of gratuities. See Policy Manual
Section 2.01.9.

Section 8 - Service on Boards of Directors


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      All officers and employees are reminded that they are subject to the
Firm's policies regarding service as a director of a company. See Policy Manual
Section 2.01.8.

Section 9 - Insider Trading

      No Access Person or employee of DF shall purchase or sell, directly or indirectly, either personally or on behalf of others, any security while in possession of material nonpublic information relating to that security or the issuer of that security, or communicate material nonpublic information to others in violation of the law. This prohibition extends to activities within and outside such person's duties at DF.

      (a) Information is generally considered material when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or when it is reasonably certain to have a substantial effect on the price of a company's securities. Examples of this type of information include, but are not limited to, dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments. Material information need not relate to a company's business, but can include knowledge of a forthcoming report or recommendation concerning an issuer's securities that will have a significant market effect.

      (b) Information is generally considered nonpublic until it has been effectively communicated to the market-place. One must be able to point to some fact to show that the information is generally public. Examples would include information found in a report filed with the Securities and Exchange Commission, appearing on the Dow Jones broad tape, or available through any electronic publication service or in publications of general circulation.


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

      (c) It is unlawful not only to use inside information by trading while in possession of it but also to communicate (tip) such information to others who then trade on the basis of the information.

      (d) Access Persons and employees of DF should consult with the Compliance Director if they have any questions about whether information in their possession is material nonpublic information subject to the prohibition against insider trading.

Section 10 - Exceptions

      The Compliance Director may, upon a written demonstration of hardship or other significant factors, permit exceptions on a case-by-case basis, which shall be in writing, to any of the prohibitions contained in this Code except for the prohibition against insider trading described in Section 9, above. An exception shall only be valid when provided in writing by the Compliance Director.

Section 11 - Other Restrictions

      Certain transactions may be prohibited because of considerations relating to the Firm's and DF's restricted lists. Securities are routinely placed on the Firm's and DF's restricted lists for a variety of reasons. When a security appears on the list, employees generally are not permitted to transact in that security. The DF Ethical Wall Policy also describes instances where restrictions are placed on employee trading.

Section 12 - Sanctions

      Upon discovering a violation of this Code, DF shall report such violation to the Firm's Compliance Department which may take such steps as it deems appropriate, including, among


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

other things, the issuance of a letter of censure or suspension or recommendation of termination of the employment of the violator, or may refer the matter to the appropriate regulatory or governmental authority.

Section 13 - Review of Code

      The Compliance Director of DF shall prepare an annual report relating to this Code for submission to the Firm's Office of General Counsel. This report shall summarize existing procedures concerning personal investing and any changes in the procedures made during the past year; identify any violations requiring significant remedial action during the past year; and identify any recommended changes in the existing restrictions or procedures based upon DF's experience under the Code, evolving industry practices or developments in applicable laws or regulations.

Section 14 - Retention of Records

      The Compliance Director shall be responsible for maintaining the following records in accordance with the requirements of Rule 17j-1 of the Investment Company Act:

      (a) A copy of the Code currently in effect and any versions of the Code in effect at any time within the past five years, as well as a copy of all codes of ethics for any Trust sponsored or co-sponsored by DF and any version of the codes in effect within the past five years, maintained in an easily accessible place;

      (b) A record of any violations of the Code, and of any action taken as a result of the violation, maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;


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      (c)   A copy of each (1) Non Access Person Securities Accounts Report, (2)
            Access Person Securities Holdings Report and (3) quarterly transaction report made by an Access Person, including any information provided in lieu of these reports, maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

      (d) A record of all persons, currently or within the past five years, who are or were required to submit Access Person Securities Holdings Reports or quarterly transaction reports, or who are or were responsible for reviewing these reports, maintained in an easily accessible place;

      (e) A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities issued in an Initial Public Offering or Private Placement by an Investment Person, maintained for at least five years after the end of the fiscal year in which the approval is granted; and

      (f) A copy of each Transaction Form, maintained for at least five years after the end of the fiscal year in which the approval is granted.

Section 15 - Compliance Director

      For purposes of this Code the Compliance Director shall be Teresa A. Koncick or any other individual designated by the Compliance Director.

                                    * * * * *

      All questions concerning any requirements contained in this Code should be directed to Ms. Koncick at 282-8717 or Debra Campanella at 282-8589.


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                                NON-ACCESS PERSON
                           SECURITIES ACCOUNTS REPORT

NAME: ___________________________   DEPT/GROUP: _____________________

TITLE: ___________________________  TELEPHONE:   _____________________

1.    Do you maintain securities accounts with Merrill Lynch, Pierce, Fenner &
      Smith?

                        YES                     NO

      If yes, provide the following information for all accounts maintained with Merrill Lynch, Pierce, Fenner & Smith:

Type of                       Account                 Office(s) Where
Account(s)                    Number(s)               Maintained
----------                    ---------               ----------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

2.    Do you maintain securities accounts outside Merrill Lynch?

                        YES                     NO

      If yes, provide the following information for all accounts maintained outside Merrill Lynch:

Type of                       Account                 Office(s) Where
Account(s)                    Number(s)               Maintained
----------                    ---------               ----------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------

The DF Division Compliance Director must be informed if you establish additional accounts with either Merrill Lynch or with outside firms.

Return this report to the DF Legal Department

Signature:  ________________________________

Date:       ________________________________


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                                  ACCESS PERSON
                           SECURITIES HOLDINGS REPORT

NAME: ___________________________   DEPT/GROUP: _____________________

TITLE: ___________________________  TELEPHONE:   _____________________

1. Personal Securities Holdings. Do you have any direct or indirect beneficial interest in any securities (as defined in Section 3(h) of the Code)?

                        YES                     NO

      If yes, you must provide information called for on page 2 of this report.

2. Merrill Lynch Accounts. Do you maintain securities accounts with Merrill Lynch, Pierce, Fenner & Smith in which any securities are held for your direct or indirect benefit?

                        YES                     NO

      If yes, provide the following information for all accounts maintained with Merrill Lynch:

Type of                       Account                 Office(s) Where
Account(s)                    Number(s)               Maintained
----------                    ---------               ----------

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3.    Outside Accounts. Do you maintain securities accounts outside Merrill
      Lynch?

                        YES                     NO

      If yes, provide the following information for all accounts maintained outside Merrill Lynch:

Name of Broker,               Date Account            Account
Dealer or Bank                Established             Number
--------------                -----------             ------

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------------------------------------------------------------------------------

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Reminder: The DF Division Compliance Director must be informed if you established additional accounts with either Merrill Lynch or with outside firms. In addition, if you establish an account with an outside firm, you must make arrangements to have duplicate account statements sent to us within 10 days of the end of each calendar quarter.

                                                            (Continue to page 2)


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                                                                          Page 2

                                  ACCESS PERSON
                           SECURITIES HOLDINGS REPORT

                      LIST OF BENEFICIALLY OWNED SECURITIES

Please Circle One

1. I have listed below all securities in which I have any direct or indirect beneficial ownership (as defined in Section 3(c) of the Code).

2. I have attached a copy of my most recent account statement for each account which contains securities in which I have any direct or indirect beneficial ownership. Any beneficially-owned security that does not appear on my account statement(s) is listed below.

3. I have received from the Compliance Director the attached Merrill Lynch monthly report(s) which contain(s) information about securities in which I have a direct or indirect beneficial ownership. Any beneficially-owned security that does not appear on my monthly report(s) is either included on the attached account statement(s) or listed below.

Title or                      Number of                     Principal
Name                          Shares                        Amount

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o     Please check here if additional pages listing your beneficially owned securities are attached and indicate the number of additional pages:
      _____.

o Please check here if copies of account statements are attached and indicate the number of pages: _____.

My signature on this page certifies that the information about my personal securities holdings listed on this report and any attached pages, if any, is accurate, discloses all securities in which I have a direct or indirect beneficial ownership, and is current as of the date I became an access person or [December 31] of this past year, as applicable.

Signature:  ________________________________

Date:       ________________________________

Please return this report to the DF Legal Department


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